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                                                                   Exhibit 3.2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              WERNER FINANCIAL INC.
                            (a Delaware corporation)

                                      INTO

                          WERNER HOLDING CO. (DE), INC.
                            (a Delaware corporation)

It is hereby certified that:

1. WERNER HOLDING CO. (DE), INC. (hereinafter referred to as the "Corporation") is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of WERNER FINANCIAL INC. ("FINANCIAL"), which is also a business corporation of the State of Delaware.

3. On June 22, 1998, the Board of Directors of the Corporation adopted the following resolutions to merge FINANCIAL into the Corporation:

         RESOLVED: That FINANCIAL be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of FINANCIAL be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by FINANCIAL in its name; and

         FURTHER RESOLVED: That the Corporation shall assume all of the obligations of FINANCIAL; and

         FURTHER RESOLVED: That the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and will cause to be performed all necessary acts within the State of Delaware; and

         FURTHER RESOLVED: That the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be 11:59 p.m. on June 30, 1998.

Executed on June 24, 1998
                                          WERNER HOLDING CO. (DE), INC.


                                      By:    /s/ Donald M. Werner
                                          -----------------------------
                                          Donald M. Werner
                                          President and Chief Executive Officer